UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Evoke Pharma, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2020

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The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Evoke Pharma, Inc. (the “Company”), dated April 14, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on May 27, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 12, 2020.

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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT AND ORIGINAL NOTICE.

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NOTICE OF CHANGE OF LOCATION OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2020

Evoke Pharma, Inc. Changes Its 2020 Annual Meeting of Stockholders

to a Virtual Format

To the Stockholders of Evoke Pharma, Inc. (“Evoke” or the “Company”):

Due to the public health and safety concerns related to the COVID-19 pandemic, as well as the orders and recommendations from government authorities, notice is hereby given that the location of the Company’s 2020 Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) has been changed to be held solely by means of remote communication via a live webcast.

As previously announced, the Annual Meeting will be held at 8:30 a.m., Pacific Time, May 27, 2020, but you will only be able to access the Annual Meeting by remote communication. Stockholders will not be able to attend the Annual Meeting in person.

Evoke Pharma, Inc. Virtual Annual Meeting

Date:	May 27, 2020
Time:	8:30 a.m., Pacific Time
Link:	www.proxydocs.com/EVOK
Registration Deadline:	May 22, 2020 at 2:00 p.m., Pacific time

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on March 31, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record as of the record date. In order to attend and vote at the Annual Meeting virtually via the Internet, stockholders must register in advance at www.proxydocs.com/EVOK prior to the deadline of 2:00 p.m. Pacific Time on May 22, 2020. When registering you will be required to enter the control number found inside the shaded gray box on your proxy card, voting instruction form or Notice of Electronic Availability that you previously received. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the meeting. Approximately one hour prior to the start of the Annual Meeting, you will receive further instructions via email, including a unique link, that will allow you access to the meeting. Please be sure to follow the instructions that will be delivered to you via email after completing the registration.   If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided.

You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on March 31, 2020 or if you hold a valid proxy for the Annual Meeting.

You may vote and submit questions electronically during the Annual Meeting by following the instructions available on the meeting website during the Annual Meeting. If you have already voted your shares in advance, you do not need to attend the Annual Meeting to vote your shares.  Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to you. The proxy card included with the materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

If you have registered in advance, you will be able to submit questions electronically during the Annual Meeting.  Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

The meeting will begin promptly at 8:30 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online access will open approximately at 8:15 a.m. Pacific Time, and you should allow ample time to log in to the meeting and test your computer audio system. We recommend that you carefully review the procedures contained in the email you will receive upon completing registration in order to gain admission in advance.

By Order of the Board of Directors,

David A. Gonyer, R.Ph.

President, Chief Executive Officer and Director

Solana Beach, California

May 12, 2020

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.